Exhibit 5.1

                  CONSENT AND OPINION OF COUNSEL TO THE COMPANY

                                                              August 30, 2005

QMed, Inc.
25 Christopher Way
Eatontown, New Jersey 07724

RE:      QMed, Inc.
         Form S-8 Registration Statement Covering 1,000,000 Additional Shares of Common Stock ("Registered Common Stock")

Gentlemen:

         We have acted as counsel for QMed, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of the captioned Registration Statement on Form S-3 filed under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement") covering 1,000,000 additional shares of Common Stock issuable in accordance with the Company's 1999 Equity Incentive Plan, as amended (the "Plan"). Terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Registration Statement.

         In that connection, we have examined the Certification of Incorporation and By-laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that:

                  1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

                  2. The shares of the Registered Common Stock have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         This opinion is limited to the facts and law as they may appear to us on the date hereof, and we assume no responsibility to update this opinion for changes in the law or new facts which may come to our attention.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement

        By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or are otherwise within the category of persons described in Section 11(a)(4) of the Act.


                                                    Very truly yours,

                                                    ST. JOHN & WAYNE, L.L.C.

                                                    /s/ St. John & Wayne, L.L.C.